UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2007

MILLER INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	001-14124	62-1566286
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8503 Hilltop Drive, Suite 100, Ooltewah, Tennessee	37363
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 238-4171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 11, 2007, Miller Industries, Inc., (the “Registrant”) entered that certain First Amendment to Credit Agreement and Consent (the “Amendment”) relating to to that certain Credit Agreement, dated as of June 17, 2005 (the “Credit Agreement”), with Wachovia Bank National Association, as lender, for the Registrant’s $20.0 million revolving credit facility (the “Revolver”) and $7.0 million term loan.

Formerly, in the absence of a default, all borrowings under the Revolver bore interest at the LIBOR Market Index Rate (as defined in the Credit Agreement) plus a margin of between 1.75% to 2.50% per annum that is subject to adjustment from time to time based upon the Consolidated Leverage Ratio (as such term is defined in the Credit Agreement). Under the Amendment, the non-default rate of interest under the Revolver was reduced to be the LIBOR Market Index Rate plus a margin of between 0.75% to 1.50% per annum that is subject to adjustment from time to time based upon the Consolidated Leverage Ratio. Among other things, the Amendment also increases the ratio of leverage permitted under the Consolidated Leverage Ratio covenant, extends the maturity date of the Revolver from June 17, 2008 to June 17, 2010, and modifies certain of the negative covenants and events of default set forth in the Credit Agreement.

In conjunction with entering into, and as a condition to the effectiveness of, the Amendment, the Registrant terminated its junior credit facility with William G. Miller, the Registrant’s Chairman of the Board and Co-Chief Executive Officer, including that certain Amended and Restated Credit Agreement, dated June 17, 2005, among the Registrant, Miller Industries Towing Equipment, Inc. and Mr. Miller, and its Promissory Note, dated June 17, 2005, among the Registrant, Miller Industries Towing Equipment, Inc. and Mr. Miller, and the related second priority lien and security interest of Mr. Miller in the Registrant’s assets were released. As previously disclosed, all outstanding amounts under the junior credit facility were satisfied in full by the Registrant during the second quarter of 2007.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by the terms and provisions of the Amendment, a copy of which is included as an exhibit to this Report, and is incorporated by reference into this Item 1.01.

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information set forth above in Item 1.01 is incorporated into this Item 1.02 by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Credit Agreement, dated July 11, 2007, among Wachovia Bank, National Association and the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER INDUSTRIES, INC. (Registrant) By: /s/ J. Vincent Mish J. Vincent Mish Executive Vice President and Chief Financial Officer

Date: July 16, 2007